EXHIBIT 23




                       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






     As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 26, 1998, on the financial statements of KU Energy Corporation incorporated in this Form 10-K and our report dated January 26, 1998, on the financial statements of Kentucky Utilities Company included in this Form 10-K into the previously filed Form S-8 Registration Statement of KU Energy Corporation and Kentucky Utilities Company (File No. 33-57087).


                                             /s/Arthur Andersen LLP
                                             Arthur Andersen LLP

     Chicago, Illinois
     March 25, 1998





















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